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                                                                    EXHIBIT 10.8

                   FIFTH AMENDED AND RESTATED PROMISSORY NOTE


$9,500,000.00                                                     March 31, 2005

         ON DEMAND, SUPERIOR WELL SERVICES, LTD., a Pennsylvania limited partnership ("Borrower"), having an office at 1380 Route 286, Suite. 121, Indiana, Pennsylvania 15701, promises to pay to the order of CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank (the "Bank"), at 525 William Penn Place, Pittsburgh, Pennsylvania 15219, or such other office as the Bank may designate in writing to the Borrower from time to time (the "Bank's Office"), the principal sum of NINE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($9,500,000.00) or such lesser aggregate sum as has been advanced hereunder as reflected in the books and records of the Bank (each such advance being a "Line of Credit Advance"), and to pay interest thereon, all as hereinafter provided. Within the foregoing limits, and subject to the terms and conditions of this Note, the Borrower may borrow, repay and reborrow sums under this Note. The Borrower acknowledges that the outstanding principal balance of this Note and all interest and other charges accrued hereon are payable ON DEMAND notwithstanding anything to the contrary contained herein or any other document executed in connection herewith. The enumeration of specific Events of Default, conditions or covenants relating to this Note shall not be construed to qualify, define or otherwise limit in any way the Bank's right, power or ability, at any time, to make demand for the immediate payment of the outstanding principal balance of, and all interest and other charges accrued on, this Note. The Borrower acknowledges and agrees that demand may be made at any time by the Bank for payment of this Note whether or not an Event of Default has occurred hereunder.

         This Note is issued as one of the "Notes" referred to in that certain Loan Agreement between the Borrower and the Bank dated as of August 22, 1997, as supplemented by that certain Supplement to Loan Agreement dated August 22, 1997 comprised of two pages (as supplemented and amended from time to time, the "Loan Agreement"). This Note is secured by and entitled to the benefits of, inter alia, that certain Security Agreement of even date herewith between the Borrower and the Bank.

         This Note is an amendment, restatement, and replacement for, AND NOT A NOVATION OR SATISFACTION OF, that certain Fourth Amended and Restated Promissory Note dated October 27, 2003 in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Prior Note"). The indebtedness evidenced by the Prior Note shall, from and after the date of this Note, be evidenced by this Note without discharging or releasing any collateral previously securing payment in full of the Prior Note.

         1. Capitalized terms. (a) In addition to other words and terms defined elsewhere in this Note, when used in this Note, the following capitalized words and terms shall have the following meanings:

         "Applicable Margin" means (i) 1.0% per annum for each LIBOR Rate Tranche, (ii) 1.0% per annum for each LIBOR Advantage Tranche, and (iii) 0.0% per annum for each Prime Rate Tranche.

         "Borrowing Date" means a Business Day on which the Borrower requests a Line of Credit Advance be made by the Bank.

                  "Business Day" means:

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                           (i) any day other than a Saturday, Sunday or other
         day on which commercial lenders in Pittsburgh, Pennsylvania are authorized or required by law to close;

                           (ii) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Tranche, any day which is: (A) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (B) a London Banking Day; and

                           (iii) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Tranche, any day which is a London Banking Day.

         "Chief Executive Office" means the place from which the main part of the business operations of the Borrower is managed.

         "Hedging Contracts" means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Bank and any Affiliate of the Bank and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

         "Insolvency Proceeding" means, with respect to the Borrower (i) any case, action or proceeding with respect to such party before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, charter revocation or forfeiture, arrangement, adjustment, composition, or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each instance, undertaken under Federal, state or foreign law, including the Bankruptcy Code, 11 U.S.C. 101, et seq., as amended from time to time.

         "Interest Payment Date" means (i) relative to any LIBOR Rate Tranche, having an Interest Period of three months or less, the last Business Day of such Interest Period, and as to any LIBOR Rate Tranche having an Interest Period longer than three months, each Business Day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (ii) relative to any Prime Rate Tranche, the last Business Day of each calendar month and each date such Prime Rate Tranche is converted into a LIBOR Rate Tranche, and (iii) relative to any LIBOR Advantage Tranche, initially October 31, 2003, and thereafter the numerically corresponds date of each month, provided, if a month does not contain a day that numerically corresponds to the date of the Interest Payment Date, the Interest Payment Date will be the last day of such month.

                  "Interest Period" means:

                           (i) RELATIVE TO ANY LIBOR RATE TRANCHES:

                                    (A) initially, the period beginning on (and
                  including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan pursuant to
                  Section 2.04 of the Agreement and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day


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                  of such month), in each case as the Borrower may select in its notice pursuant to Section 2.04 of the Agreement; and

                                    (B) thereafter, each period commencing on
                  the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto;

                  provided, however, that:

                                    (1) the Borrower shall not be permitted to
                  select Interest Periods to be in effect at any one time which have expiration dates occurring on more than three (3) different dates;

                                    (2) Interest Periods commencing on the same
                  date for LIBOR Rate Tranches comprising part of the same advance under this Agreement shall be of the same duration;

                                    (3) Interest Periods for LIBOR Rate Tranches
                  in connection with which Borrower has or may incur Hedging Obligations with the Bank shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

                                    (4) if such Interest Period would otherwise
                  end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day; and

                                    (5) no Interest Period may end later than
                  the termination of this Agreement; and

                                    (II) RELATIVE TO ANY LIBOR ADVANTAGE LOAN:
                  each one month period ending on the 31st day of such month, provided, if an Interest Period for a LIBOR Advantage Loan is to end in a month for which there is no 31st day, the Interest Period will end on the last day of such month.

         "Interest Rate Option" means individually the Libor Option, the LIBOR Advantage Option or the Prime Rate Option, and "Interest Rate Options" means collectively the Libor Option, the LIBOR Advantage Option and the Prime Rate Option.

         "LIBOR Advantage Option" shall have the meaning set forth in Paragraph 2(a).

         "LIBOR Advantage Rate" means relative to any Interest Period, the offered rate for delivery in two London Banking Days of deposits of U.S. Dollars which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day on which the Interest Period commences, and for a period approximately equal to such Interest Period. If the first day of any Interest Period is not a day which is both a (i) Business Day, and (ii) a London Banking


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Day, the LIBOR Advantage Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If for any reason the LIBOR Advantage Rate is unavailable and/or the Bank is unable to determine the LIBOR Advantage Rate for any Interest Period, the LIBOR Advantage Rate shall be deemed to be equal to the Prime Rate.

         "LIBOR Advantage Tranche" means any portion of the Line of Credit Advances the rate of interest applicable to which is based upon the LIBOR Advantage Rate.

         "LIBOR Lending Rate" means, relative to any LIBOR Rate Tranche to be made, continued or maintained as, or converted into, a LIBOR Rate Tranche for any Interest Period, a rate per annum equal to the quotient of (i) the LIBOR Rate DIVIDED BY (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage for such Interest Period.

         "LIBOR Rate" means relative to any Interest Period for LIBOR Rate Tranches, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Tranche for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two (2) London Banking Days prior to the beginning of such Interest Period.

         "LIBOR Rate Option" shall have the meaning set forth in Paragraph 2(a).

         "LIBOR Rate Tranche" means any portion of the Line of Credit Advances the rate of interest applicable to which is based upon the LIBOR Rate.

         "LIBOR Rate Tranche Prepayment Fee" has the meaning set forth in Paragraph 3(b).

         "LIBOR Reserve Percentage" means, relative to any day of any Interest Period for LIBOR Rate Tranches, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

         "London Banking Day" means a day on which dealings in US dollar deposits are transacted in the London interbank market.

         "Obligor" means the Borrower and each surety or guarantor of any of the Borrower's liabilities to the Bank as well as any person or entity granting the Bank a security interest in property to secure indebtedness evidenced hereby).

         "Prime Rate" means the rate of interest per annum announced by the Bank from time to time at the Bank's Office as being its prime rate of interest, whether or not such announced rate of interest is the best rate available from the Bank to borrowers at any time or from time to time. The Prime Rate shall be determined by the Bank each day based upon the Prime Rate as in effect each day.

         "Prime Rate Option" shall have the meaning set forth in Paragraph 2(a).


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         "Prime Rate Tranche" means any portion of the Line of Credit Advances the rate of interest applicable to which is based upon the Prime Rate.

         "Tranche" means each portion of the outstanding principal balance of this Note bearing interest at a different Interest Rate Option.

         2. Interest. (a) The principal amount of this Note outstanding from time to time shall bear interest for each day until paid at one or more of the following Interest Rate Options as selected by the Borrower pursuant to the further provisions of this Paragraph 2:

                           (i) Interest on the outstanding principal amount of each Prime Rate Tranche shall accrue at a rate per annum equal to the Prime Rate PLUS the Applicable Margin (the "Prime Rate Option");

                           (ii) Interest on the outstanding principal amount of each LIBOR Advantage Tranche shall accrue during the Interest Period applicable thereto at a rate per annum equal to the sum of the LIBOR Advantage Rate for such Interest Period PLUS the Applicable Margin (the "Libor Advantage Option"); and

                           (iii) Interest on the outstanding principal amount of each LIBOR Tranche shall accrue during the Interest Period applicable thereto at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period PLUS the Applicable Margin (the "Libor Option").

The Borrower shall be permitted, subject to the terms hereof, to select that all or portions of the principal balance of this Note bear interest at one or more of the Interest Rate Options. If the Borrower fails or declines to select an Interest Rate Option at any time with respect to any Tranche, interest on such Tranche shall accrue at the Prime Rate Option.

                  (b) Each request for a Line of Credit Advance shall be made by the Borrower delivering to the Bank an irrevocable written notice in a form acceptable to the Bank (a "Notice of Borrowing") at the following times based upon the applicable Interest Rate Option selected:

                           (i) By delivering a Notice of Borrowing (or telephonic notice confirmed on the same day in a Notice of Borrowing) to the Bank on or before 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the requested Borrowing Date (which must be a Business
         Day), the Borrower may from time to time irrevocably request that a Line of Credit Advance be made on the requested Borrowing Date as a Prime Rate Tranche or a Libor Advantage Tranche. On the terms and subject to the conditions of this Note, each Prime Rate Tranche or Libor Advantage Tranche shall be made available to the Borrower no later than 11:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the requested Borrowing Date by deposit to the account of the Borrower with the Bank or by wire transfer in accordance with written instructions as shall have been delivered to the Bank by the Borrower prior to the making of the requested Prime Rate Tranche or Libor Advantage Tranche; and

                           (ii) By delivering a Notice of Borrowing to the Bank (or telephonic notice confirmed on the same day in a Notice of Borrowing) on or before 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on a Business Day, the Borrower may from time to time irrevocably request, on not less than two (2) nor more than five (5) Business Days' notice, that a Line of Credit Advance be made on the requested Borrowing Date as a Libor Rate Tranche in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount, and specifying the applicable Interest Period which shall be six months if the Borrower fails to specify the applicable Interest Period. On the terms and subject to the conditions of this Note, each LIBOR Rate Tranche shall be made available to the Borrower no later than 11:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the first day of the applicable Interest Period by deposit to the account of the Borrower with the Bank or by wire transfer in accordance with written instructions as shall have been delivered to the Bank by the Borrower prior to the making of the requested LIBOR Rate Tranche. After giving effect to any borrowing, there shall not be more than three (3) LIBOR Rate Tranches outstanding at any time.

                  (c) By delivering an irrevocable written notice of continuation/conversion to the Bank in a form acceptable to the Bank (a "Notice of Continuation/Conversion")(or telephonic notice confirmed on the same day in a Notice of Continuation/Conversion), the Borrower may from time to time irrevocably elect to convert on the last day of an Interest Period any outstanding Tranche to a Tranche bearing interest at a different Interest Rate Option or having a different Interest Period, or continue on the last day of an Interest Period a Tranche as a Tranche bearing interest at the same Interest Rate Option with a similar Interest Period, subject to the following conditions:

                           (i) any Tranche to be continued as, or converted into, a LIBOR Rate Tranche must be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount;

                           (ii) no portion of a LIBOR Rate Tranche may be converted to, or continued as, a LIBOR Rate Tranche when an Event of Default has occurred and is continuing,

                           (iii) no portion of a LIBOR Rate Tranche may be converted to a LIBOR Rate Tranche of a different duration if such LIBOR Rate Tranche relates to any Hedging Contract, and

                           (iv) there shall be no more than three (3) LIBOR Rate Tranches outstanding at any time.

                           (v) each Notice of Conversion/Continuation must be received by the Bank (A) not later than 11:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) at least two (2) Business Days in advance of the date of the requested date of continuation/conversion (the "Continuation/Conversion Date") if the Tranche is to be converted into or continued as a LIBOR Rate Tranche, or (B) not later than 11:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the Continuation/Conversion Date, if the Tranche is to be converted into a Prime Rate Tranche or a LIBOR Advantage Tranche.

If no Interest Rate Option is timely selected at the end of any Interest Period for a LIBOR Rate Tranche, the Borrower shall be deemed to have selected the LIBOR Advantage Option for such Tranche. In the absence of a timely delivery of a Notice of Continuation/Conversion with respect to any LIBOR Rate Tranche, such Tranche shall, on the last day of the Interest Period relating to such Tranche automatically convert to a LIBOR Advantage Tranche. If no Interest Rate Option is timely selected at the end of any Interest Period for a LIBOR Advantage Tranche, such Tranche shall automatically continue on the last day of the Interest Period as a LIBOR Advantage Tranche with a similar Interest Period.

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                  (d) Upon the occurrence and during the continuance of an Event of Default, any outstanding LIBOR Rate Tranche or LIBOR Advantage Tranche may, at the Bank's sole option, be converted to a Prime Rate Tranche on the last day of the Interest Period relating thereto ending during the continuance of such Event of Default.

                  (e) Each determination of an interest rate by the Bank shall be conclusive and binding on the Borrower in the absence of manifest error. At the request of the Borrower, the Bank will deliver to the Borrower a statement showing the quotations used by the Bank in determining any interest rate and the resulting interest rate. The Borrower may enter into Hedging Contracts covering up to $300,000 of the outstanding principal amount of this Note or such greater amount as may be approved in writing by the Bank in its sole discretion from time to time. Any Hedging Contract will be cross-collateralized (to the extent applicable), cross-defaulted, and cross-guaranteed (to the extent applicable) with this Note. The fixed rate will be established the day that the Borrower enters into a swap transaction with the Bank or its Affiliates.

                  (f) Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed in the period during which it accrues. The Borrower shall pay interest in arrears on each Interest Payment Date and on the date the Bank makes demand for the payment in full of the outstanding principal balance of this Note. In computing interest on any Line of Credit Advance, the Borrowing Date or the first day of an Interest Period applicable to such Line of Credit Advance shall be included, and the date of payment of such Line of Credit Advance or the expiration date of an Interest Period applicable to such Line of Credit Advance shall be excluded, provided, that if a Line of Credit Advance is repaid on the same day on which it is made, one day's interest shall be paid on that Line of Credit Advance.

                  (g) After the occurrence of an Event of Default (as hereinafter defined), whether or not the Bank has made demand for payment, interest shall accrue on the unpaid principal balance of this Note, before and after judgment, at a rate per annum for each day equal to the Prime Rate plus two percent (2.0%), and such interest shall be due and payable on demand.

                  (h) If, at any time, the rate of interest payable hereunder shall be deemed by a competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by applicable law, then for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permitted under such law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrower notify the Bank to return the excess payment to the Borrower.

                  (i) If the Bank shall reasonably determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any LIBOR Rate Tranche as, or to convert any loan into, a LIBOR Rate Tranche of a certain duration, the obligations of the Bank to make, continue, maintain or convert into any such LIBOR Rate Tranches shall, upon such determination, forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Tranches of such type shall automatically convert into LIBOR Advantage Tranches at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

                  (j) If the Bank determines that it is unlawful to maintain any LIBOR Rate Tranche, the Borrower shall, upon its receipt of notice of such fact and demand from the Bank, prepay in full such

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LIBOR Rate Tranches then outstanding, together with interest accrued thereon and the LIBOR Rate Prepayment Fee, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Tranches to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Tranche. If the Borrower is required to so prepay any LIBOR Rate Tranche, then concurrently with such prepayment, the Borrower shall borrow a Prime Rate Tranche from the Bank in the amount of such prepayment.

                  (k) If the Bank shall have determined that (i) US dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in the London interbank market, (ii) by reason of circumstances affecting the Bank in the London interbank, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to LIBOR Rate Tranches of any duration, or (iii) the LIBOR Rate no longer adequately reflects the Bank's cost of funding loans, then, upon notice from the Bank to the Borrower, the obligations of the Bank to make or continue any Tranches as, or to convert any Tranches into, LIBOR Rate Tranches of such duration shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist.

                  (l) If the obligation of the Bank to make or maintain LIBOR Rate Tranches has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank that all Tranches which would otherwise be made by the Bank as LIBOR Rate Tranches shall instead be made as LIBOR Advantage Tranches; until such notice is delivered, if at all, all Tranches shall be LIBOR Advantage Tranches.

                  (m) In addition to the LIBOR Rate Prepayment Fee, the Borrower agrees to reimburse the Bank (without duplication) for any increase in the cost to the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of:

                           (i) any conversion or repayment or prepayment of the principal amount of any LIBOR Rate Tranches on a date other than the scheduled last day of the Interest Period applicable thereto;

                           (ii) any Tranches not being made as LIBOR Rate Tranches in accordance with the borrowing request thereof;

                           (iii) any LIBOR Rate Tranche not being continued as, or converted into, a LIBOR Rate Tranche in accordance with the Notice of Continuation/Conversion thereof, or

                           (iv) any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of the Bank) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate Tranche on a date other than the scheduled last day of the Interest Period applicable thereto;

The Bank shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Bank within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower understands, agrees and acknowledges the following: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Tranche, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and

(iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Prepayment Fee, and other funding losses incurred by the Bank. Borrower further agrees to pay the LIBOR Rate Prepayment Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

                  (n) If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject the Bank to any tax, duty or other charge with respect to its LIBOR Rate Tranches or its obligation to make LIBOR Rate Tranches, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its LIBOR Rate Tranches or any other amounts due under this agreement in respect of its LIBOR Rate Tranches or its obligation to make LIBOR Rate Tranches (except for the introduction of, or change in the rate of, tax on the overall net income of the Bank or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Bank is organized or in which the Bank's principal executive office is located); or

                           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting its LIBOR Rate Tranches or its obligation to make LIBOR Rate Tranches;

         and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Rate Tranche, or to reduce the amount of any sum received or receivable by the Bank under this Agreement with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

                  (o) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, or person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's capital as a consequence of its commitments or the loans made by the Bank is reduced to a level below that which the Bank or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Borrower, the Borrower shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling person for such reduction in rate of return. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (p) All payments by the Borrower of principal of, and interest on, the LIBOR Rate Tranches and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                           (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                           (ii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

                           (iii) pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

                  (q) If any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had not such Taxes been asserted.

                  (r) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

                  (s) The agreements and obligations of the Borrower in Paragraph 2(i) through (r) shall survive the payment in full of the outstanding principal balance of this Note.

         3. Payments; LIBOR Rate Prepayment Fee. (a) The outstanding principal balance of this Note is due and payable ON DEMAND. Interest accrued on this Note shall be due and payable in accordance with the provisions of Paragraph 2(f).

                  (b) Unless demand has been made prior thereto, each LIBOR Rate Tranche shall mature and become payable in full on the last day of the Interest Period relating to such LIBOR Rate Tranche. Upon maturity, a LIBOR Rate Tranche may be continued for an additional Interest Period or may be converted as permitted under Paragraph 2. LIBOR Rate Tranches may be prepaid upon the terms and conditions set forth herein. For LIBOR Rate Tranches in connection with which the Borrower has entered into Hedging Contracts, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts. The Borrower shall give the Bank, no later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) at least four (4) Business Days prior notice of any proposed prepayment of any LIBOR Rate Tranches, specifying the proposed date of payment of such LIBOR Rate Tranches, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate Tranches shall be in an integral multiple of $500,000 and accompanied by the payment of all charges outstanding on such LIBOR Rate Tranches and of all accrued interest on the principal repaid to the date of payment. The Borrower acknowledges that prepayment or acceleration of a LIBOR Rate Tranche during an Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Rate Tranches shall be accompanied by, and the Borrower hereby promises to pay, on each date a LIBOR Rate Tranche is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (the "LIBOR Rate Prepayment Fee") determined by the Bank pursuant to the following formula:

                           (i) the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, subtracted from

                           (ii) the LIBOR Lending Rate plus the Applicable Margin applicable to the LIBOR Rate Tranche being prepaid.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by the amount of the LIBOR Rate Tranche being prepaid, and the resulting amount shall be divided by 360, and multiplied by the number of days remaining in the Interest Period as to which the prepayment is being made. Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining on the Interest Period for the LIBOR Rate Tranche being prepaid. The resulting amount of these calculations shall be the LIBOR Rate Prepayment Fee.

                  (c) All sums to be paid to the Bank under this Note shall be paid directly to the Bank's Office on or before 2:00 p.m. prevailing time in Pittsburgh, Pennsylvania, on the day when due, in lawful money of the United States of America and in immediately available funds (subject to clearance), without set-off, counterclaim or other deduction of any nature and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and any action therefor shall immediately accrue. Payments received after such time shall be deemed received by the Bank on the next succeeding Business Day at such place of payment. All payments shall be made free and clear of, and without deduction for, any present or future taxes, levies, withholding, offsets, counterclaims or deductions of any nature whatsoever ("Deductions"). In the event that the Borrower is compelled for any reason to make any Deductions, the Borrower shall pay to the Bank such amounts (after giving effect to all Deductions on all additional payments to be made hereunder) as will result in the receipt by the Bank of the amount the Bank would have received had no such Deductions been required to be made. Payments shall be credited first to charges, fees and expenses accrued on this Note, second to interest accrued on this Note and the remainder to reduction of the outstanding principal balance hereof. Any payment otherwise due on a day which is not a Business Day shall not be due until the next succeeding Business Day.

                  (d) In the event the Borrower fails to make any payment under this Note within fifteen (15) days of when due (whether at maturity, upon the occurrence of an Event of Demand, by acceleration or otherwise), in addition to making payment of the amount then due, the Borrower shall, at the option of the Bank, pay to the Bank a late charge in an amount equal to five percent (5.0%) of such overdue amount. The foregoing late payment fees shall be immediately due and payable without presentment, demand or notice by Bank

         4. Bank's Records. The Bank is hereby authorized to record in its books and records the amount of all Line of Credit Advances, principal payments, interest due, interest paid, and all other charges, fees and expenses paid or due, and the like, under or in connection with this Note, and except in the case of manifest error, such books and records shall be conclusive and binding as to the amounts at any time due to the Bank from the Borrower under this Note.

         5. Events of Default. The occurrence or existence of any one or more of the following events or conditions (whatever the reason for such occurrence or existence and whether voluntary, involuntary or effected by operation of Law) shall constitute an "Event of Default" under this Note, however, THE BORROWER ACKNOWLEDGES THAT THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE IS PAYABLE ON DEMAND AND THE ENUMERATION OF EVENTS OF DEMAND, CONDITIONS OR COVENANTS IN ANY OF THE LOAN DOCUMENTS SHALL NOT BE CONSTRUED TO QUALIFY, DEFINE OR OTHERWISE LIMIT IN ANY WAY THE BANK'S RIGHT, POWER OR ABILITY, AT ANY TIME, TO MAKE DEMAND FOR THE PAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE OF, AND ALL INTEREST ACCRUED ON, THIS NOTE, AND THE BORROWER AGREES THAT THE OCCURRENCE OF AN EVENT OF DEMAND IS NOT A CONDITION FOR DEMAND TO BE MADE BY THE BANK FOR PAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE:

                           (i) The failure of the Borrower to pay any principal, interest, fee, indemnity, expense or other amount when due under this Note.

                           (ii) The breach by any Obligor of any covenant contained in the Loan Agreement, this Note, or in any separate security, guarantee or suretyship agreement, between the Bank and any Obligor, or the occurrence of any default hereunder or under the terms of any such agreement.

                           (iii) Any representation or warranty made by or on behalf of the Borrower in any certificate, financial statement or other document furnished to the Bank in connection with this Note or the Loan Agreement shall prove to have been false or misleading.

                           (iv) An Insolvency Proceeding shall be instituted by the Borrower or any other Obligor with respect to itself and its properties, or a Borrower or any other Obligor shall take any action in furtherance of any such Insolvency Proceeding.

                           (v) An Obligor (A) has an involuntary Insolvency Proceeding commenced or filed against it and any such proceeding or petition shall not be dismissed within sixty (60) days after commencement; (B) admits the material allegations of a petition in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business.

                           (vi) An Obligor shall (A) become insolvent, or generally fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due, or (B) make a general assignment for the benefit of creditors.

                           (vii) This Note, the Loan Agreement or any separate security, guarantee or suretyship agreement between the Bank and any Obligor, or any material term or provision thereof, shall cease to be in full force and effect (except in accordance with the express terms thereof), or an Obligor shall, or shall purport to, terminate (except in accordance with the terms hereof), repudiate, declare voidable or void or otherwise contest, this Note, the Loan Agreement or any separate security, guarantee or suretyship agreement between the Bank and any Obligor or any material term or provision hereof or thereof or any obligation or liability of an Obligor hereunder or thereunder.

                           (viii) The garnishment, attachment or taking by governmental authority of any property of the Borrower which is in the Bank's possession or which constitutes security for any indebtedness evidenced hereby.

                           (ix) A notice of lien or assessment in excess of $20,000 is filed of record with respect to all or any portion of the Borrower's assets by the United States of America, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency.

         6. Consequences of an Event of Default; Remedies. (a) If an Event of Default other than those specified in Paragraph 5(iv) or (v) hereof shall occur, then, at the Bank's option, the unpaid principal balance of this Note and all interest, fees, expenses and other charges accrued hereon may become immediately due and payable without demand, presentment or notice of any kind (all of which the Borrower hereby waives). THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT THE BANK'S RIGHT TO DEMAND PAYMENT AT ANYTIME OF THE INDEBTEDNESS NOW OR HEREAFTER EVIDENCED BY THIS NOTE WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED.

                  (b) If an Event of Default specified in Paragraph 5(iv) or (v) hereof occurs, then the unpaid principal balance of this Note and all interest, fees, expenses and other charges accrued hereon shall be immediately due and payable without demand, presentment or notice of any kind (all of which the Borrower hereby waives). THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT THE BANK'S RIGHT TO DEMAND PAYMENT AT ANYTIME OF THE INDEBTEDNESS NOW OR HEREAFTER EVIDENCED BY THIS NOTE WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED.

                  (c) After the occurrence of an Event of Default, the Bank may set-off and apply against the unpaid principal balance of this Note and all interest, fees, expenses and other charges accrued hereon, any and all debts owing to, and any other funds held in any manner for the account of, the Borrower by the Bank, including, without limitation, all deposit accounts (general or special, time or demand, provisional or final) at any time maintained by the Borrower with the Bank and any other indebtedness at any time owing by the Bank to or for the account of the Borrower, irrespective of whether or not the Bank shall have made any demand under this Note. In addition to and independent of the Bank's right of set-off and to secure the payment of this Note and all other liabilities, the Borrower grants to the Bank a continuing lien upon and security interest in any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, and also upon any and all deposit (general or special), agency, escrow, and other accounts and credits of the Borrower at the Bank, at any time and from time to time existing.

                  (d) The following paragraph sets forth a warrant of authority for an attorney to confess judgment against the Borrower. In granting this warrant to confess judgment against the Borrower, the Borrower hereby knowingly, intentionally, voluntarily and, on the advice of separate counsel, unconditionally waives any and all rights the Borrower has or may have to prior notice and an opportunity for hearing before a judgment can be entered hereunder:

         THE BORROWER UNCONDITIONALLY AND IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY PROTHONOTARY, CLERK OF COURT OR COURT

OF RECORD, AS ATTORNEY FOR THE BORROWER, TO APPEAR FOR THE BORROWER IN SUCH COURT AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT AND CONFESS JUDGMENT AGAINST THE BORROWER, IN FAVOR OF THE BANK, AND ITS SUCCESSORS AND ASSIGNS, FOR ALL OR ANY PORTION OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH UNPAID INTEREST, COSTS OF SUIT AND ATTORNEYS' FEES ADDED FOR COLLECTION IN AN AMOUNT EQUAL TO THE LESSER OF (1) TWENTY PERCENT (20.0%) OF SUCH SUM AND INTEREST THEN DUE HEREUNDER OR $500.00, WHICHEVER IS GREATER, OR
(2) THE MAXIMUM PERMITTED BY LAW. THE BORROWER ALSO RELEASES ALL ERRORS, AND TO THE EXTENT PERMITTED BY LAW, WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF THE BANK OR SOMEONE ON BEHALF OF THE BANK, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE AN ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; THE AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE OR A VERIFIED COPY HEREOF SHALL BE A SUFFICIENT WARRANT. TO THE EXTENT PERMITTED BY LAW, INTEREST SHALL ACCRUE ON ANY JUDGMENT AT THE RATE OF INTEREST WHICH WOULD ACCRUE ON THE UNPAID PRINCIPAL BALANCE OF THIS NOTE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE.

                  (e) If the Bank retains the services of counsel in connection with an Event of Default or to enforce a remedy under this Note, reasonable attorney's fees shall be payable by the Borrower to the Bank, and such fees shall be added to the amount due under this Note. The Borrower shall pay all costs incurred by the Bank in connection with proceedings to recover any sums due hereunder. The Borrower shall also pay any reasonable charge of the Bank in connection with the satisfaction of this Note.

                  (f) The remedies of the Bank as provided herein and all warrants of attorney provided herein shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower at the sole discretion of the Bank, and such warrants shall not be exhausted by any exercise thereof but may be exercised as often as the occasion therefor shall occur; and the failure to exercise any such rights or remedy shall in no event be construed as a waiver or release of the same.

         7. Representations and Certain Covenants. (a) The Borrower hereby represents and warrants to the Bank that (i) this Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms, and (ii) for so long as any indebtedness evidenced hereby remains outstanding the Borrower's Chief Executive Office is as stated below or as otherwise stated in a subsequent written notice delivered to the Bank pursuant to the terms hereof. The Borrower hereby ratifies, confirms and reaffirms, without condition, all the terms and conditions of the Loan Agreement and agrees that it continues to be bound by the terms and conditions thereof.

                  (b) The Borrower covenants and agrees that until all indebtedness evidenced hereby has been paid in full, the Borrower shall: (i) use the proceeds of the Line of Credit Advances only for the purpose specified to the Bank at or prior to the execution hereof; (ii) promptly notify the Bank in writing of any change in its Chief Executive Office or jurisdiction of formation; (iii) purchase and maintain policies of insurance (including flood insurance) to protect against such risks and casualties, and in such amounts, as shall be required by the Bank and/or applicable law, which policies shall (A) be in form and substance satisfactory to the Bank, (B) designate the Bank as loss payee and, at the Bank's option, as additional insured, and (C) be (or certificates evidencing same shall be) deposited with the Bank; and (iv) provide, upon request, financial or other information, documentation or certifications to the Bank (including balance sheets, income statements, accounts receivable and accounts payable agings), all in form and content satisfactory to the Bank.

                  (c) The Borrower hereby authorizes the Bank, and the Bank shall have the continuing right, at its sole option and discretion, to: (i) do anything which the Borrower is required but fails to do hereunder, and in particular the Bank may, if the Borrower fails to do so, obtain and pay any premiums payable on any policy of insurance required to be obtained or maintained hereunder, and add any amounts paid under this Paragraph 7(c) to the principal amount of the indebtedness evidenced by this Note; or (ii) direct any insurer to make payment of any insurance proceeds including any earned or unearned premiums, directly to the Bank, and apply such moneys to any indebtedness or other amount evidenced hereby in such order or fashion as the Bank may elect

         8. Miscellaneous. (a) The Bank shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Bank, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                  (b) Nothing herein contained nor any transaction related hereto shall be construed or shall operate either presently or prospectively to require the Borrower to make any payments or to do any act contrary to law, but if any clause or provision herein contained shall otherwise so operate to invalidate this Note, in whole or in part, then such clause or provision only shall be held for naught as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

                  (c) The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Bank, such consent to be granted or withheld in the sole discretion of the Bank. The Bank may, without notice to the Borrower and at any time whether or not this
Note is due (i) assign, pledge, or transfer this Note and any collateral therefor, whereupon the Bank shall be relieved of all duties and responsibilities hereunder and relieved from any and all liability with respect to any collateral so pledged or transferred, and the rights and privileges of the Bank under this Note shall inure to the benefit of its successors, assigns, and any pledgee or transferee hereof, who shall for all purposes stand in the place of the Bank and have all the rights of the Bank hereunder; (ii) grant participations in this Note and other Loan Documents and the transactions evidenced thereby; (iii) exercise all rights necessary or required, in the Bank's sole discretion, to protect its interests hereunder; and (iv) provide from time to time any information relating to the financial condition, business preparations, or credit worthiness of the Borrower to or at the direction of any governmental authority and to any person or entity which in the ordinary course of its business makes credit reference inquiries or which may succeed to or participate in all or part of the Bank's interest in this Note or any Line of Credit Advance evidenced hereby.

                  (d) Any notice or consent required hereunder shall be in writing and shall be delivered either in person, by facsimile transmission, overnight courier or by certified mail, postage prepaid, return receipt requested, to the addresses of the parties first above written, unless such address is changed by written notice to the other parties. All notices and other communications shall be deemed effective when delivered in person, when received by registered or certified mail or overnight courier, when transmitted by facsimile transmission during a Business Day (with confirmation of receipt) or when refused by the addressee, as the case may be.

                  (e) The Bank shall in no event be construed for any purpose to be a partner, joint venturer or associate of the Borrower or of any lessee, operator, concessionaire or licensee of the Borrower in the conduct of their respective businesses.

                  (f) This Note is intended as an instrument under seal and shall be deemed made under and governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania in all respects without giving effect to its conflict of laws principles, including matters of construction, performance and enforcement. Each Borrower hereby agrees that any action or proceeding against it may be commenced and maintained in any court in the Commonwealth of Pennsylvania or in the United States District Court for the Western District of Pennsylvania, and each Borrower further consents to service of process in any such action by the mailing of copies of such process to the Borrower in the manner and at the Borrower's Chief Executive Office. The Borrower hereby waives any claim that Allegheny County, Pennsylvania is an inconvenient forum and that any action or proceeding arising out of or relating to this Note and commenced in any state or federal courts sitting in Allegheny County, Pennsylvania lacks proper venue. The Borrower agrees that the courts sitting in the Commonwealth of Pennsylvania and the United States District Court for the Western District of Pennsylvania shall have exclusive jurisdiction for any action or proceeding commenced by or through the Borrower with respect to the subject matter hereof and all controversies and disputes arising hereunder.

                  (g) Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or portion thereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                  (h) The Borrower waives and releases any right to require the Bank to collect any of the indebtedness evidenced by this Note from any particular collateral under any theory of marshalling of assets or otherwise and specifically authorizes the Bank to apply any collateral for this Note in any manner that the Bank, in its sole discretion, may determine. The Borrower represents and warrants to the Bank that the proceeds of this Note will be used solely for business or commercial purposes and agrees that any disbursement of the proceeds of this Note, or any portion thereof, to or at the direction of the Borrower whether for its own account or otherwise, shall be conclusively deemed to constitute disbursement of such proceeds to and for the benefit of the Borrower.

                  (i) THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO DEMAND A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK NOR THE BANK'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT, IN THE EVENT OF SUCH LITIGATION, THE BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH BORROWER FURTHER ACKNOWLEDGES THAT THE BANK HAS BEEN OR WILL BE INDUCED TO MAKE THE LINE OF CREDIT ADVANCES EVIDENCED BY THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

                  (j) No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights under this Note. Presentment, demand, dishonor, protest, notice of dishonor, notice of protest and all other notices and demands are hereby waived by the Borrower. The Borrower promises and agrees to pay all costs, claims, taxes (other than taxes on the income of Bank), penalties, judgments and expenses incurred by the Bank in connection with the taking, administering, enforcing or collecting this Note or any other liability or preserving any right or interest of the Bank hereunder including attorneys' fees equal to the lesser of (A) 20% of the above sum and interest then due hereunder or $500.00, whichever is greater, or (B) the maximum amount permitted by law, and attorney's costs and all costs of legal proceedings.

                  (k) The Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of the Borrower under or in connection with this Note against any claim or right of the Borrower against the Bank.

                  (l) The Borrower hereby irrevocably appoints the Bank and each holder hereof as the Borrower's attorney-in-fact to endorse the Borrower's name to any draft or check which may be payable to the Borrower in order to collect the proceeds of any insurance or any returned or unearned premiums in respect of any policies of insurance required to be maintained hereunder.

                  (m) "Borrower" refers individually and collectively to all makers of this Note, including, in the case of a partnership, all general partners of such partnership individually and collectively, whether or not such partners sign below, and each general partner shall be bound hereby both in such general partner's individual and partnership capacities.

                  (n) The Borrower represents and warrants that the Bank has duly performed or otherwise met all of its duties and obligations under the Loan Agreement or otherwise owed to the Borrower and that there are no claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, defenses, offsets, costs or expenses (including attorneys' fees) of any kind, character or nature whatsoever, vested or contingent, at law, in equity or otherwise (collectively, "Claims"), which the Borrower has or claims to have against the Bank, arising out of or connected with any act or omission of the Bank existing or occurring on or prior to the date of this Note.

                  (o) The Borrower releases, waives and forever discharges and relieves the Bank and its subsidiaries and Affiliates and the officers, directors, agents, attorneys and employees of each (hereinafter "Releasees") from any and all Claims which the Borrower ever had, now has, or which may result from the past or present state of things, against or related to Releasees. The Borrower agrees to assume the risk of releasing any and all unknown, unanticipated or misunderstood claims hereby.

         IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has executed this Fifth Amended and Restated Note the day and year first above written.


WITNESS/ATTEST:                          SUPERIOR WELL SERVICES, LTD.
                                         By: BUFFALO VALLEY REAL ESTATE COMPANY,
                                             its sole general partner

By: /s/ MARK A. SNYDER                       By: /s/ ELMER A. SNYDER, (SEAL)
   --------------------------------             --------------------------------
Name:                                        Name:
Title:                                       Title: